Exhibit 5.1


                              WINSTON & STRAWN LLP
                              35 West Wacker Drive
                             Chicago, Illinois 60601





                                February 13, 2004


AirGate PCS, Inc.
Harris Tower
233 Peachtree St. NE, Suite 1700
Atlanta, Georgia  30303

         Re:      Common Stock, par value $0.01 per share
                  9 3/8% Senior Subordinated Secured Notes due 2009

Ladies and Gentlemen:

     We have acted as special counsel to AirGate PCS, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $107,689,900 aggregate principal amount of the Company's 9 3/8% Senior Subordinated Secured Notes due 2009 (the "Notes") and 4,447,897 shares of the Company's common stock, par value $0.01 per share (the "Shares"), which are to be offered for resale by the selling holders listed in the Registration Statement, all as more fully described in the Registration Statement. The Notes will be fully and unconditionally guaranteed (the "Guarantees") by each of AGW Leasing Company, Inc., a Delaware corporation ("AGW"), AirGate Network Services, LLC, a Delaware limited liability company ("ANS"), and AirGate Service Company, Inc. ("ASC" and, together with AGW and ANS, the "Guarantors"). The Notes will be issued pursuant to an indenture, to be entered into on February 20, 2004 (the "Indenture"), by and among the Company, the Guarantors and The Bank of New York, as trustee (the "Trustee"). The Notes and Shares may be sold from time to time by the holders thereof. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the prospectus (the "Prospectus") contained in the Registration Statement.

     This opinion  letter is delivered in accordance  with the  requirements  of
Item 601(b)(5) of Regulation S-K under the Securities Act.

     In connection with this opinion letter, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, in the form filed with the Commission and as amended through the date hereof; (ii) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect; (iii) the Amended and Restated By-laws of the Company, as currently in effect; (iv) the Indenture, including the forms of Notes and Guarantees provided therein; and (v) the form of certificate representing the Shares. We also have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to certain facts material to this opinion letter, we have relied without independent verification upon oral or written statements and representations of officers and other representatives of the Company and others.

     Based upon and subject to the foregoing, we are of the opinion that:

          1. With respect to the Notes, when (a) the Indenture has been duly authorized, executed and delivered, (b) the Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture, and (c) the Registration Statement has become effective under the Securities Act, the Notes will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company, in accordance with its terms, except to the extent that the enforceability thereof may be limited by (x) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          2. With respect to the Guarantees, when (a) the Indenture has been duly authorized, executed and delivered, (b) the Guarantees have been duly executed by each of the Guarantors and the Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture, and (c) the Registration Statement has become effective under the Securities Act, the Guarantees will be valid and binding obligations of each of the Guarantors, entitled to the benefits of the Indenture and enforceable against the Guarantors, in accordance with its terms, except to the extent that the enforceability thereof may be limited by (x) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          3. With respect to the Shares, when (a) the Shares have been issued in accordance with the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, and (b) the Registration Statement has become effective under the Securities Act, the Shares will be validly issued, fully paid, and non-assessable.

     The foregoing opinions are limited to the laws of the United States, the State of New York, and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and reported decisions interpreting those laws. We express no opinion as to the application of the securities or blue sky laws of the various states to the offering of the Notes and the Shares. This opinion letter is based upon the currently existing statutes, rules, regulations and judicial decisions.

     We hereby consent to the reference to our firm under the headings "Legal Matters" in the Prospectus and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

                                         Very truly yours,

                                         /s/ WINSTON & STRAWN LLP